SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C.  20549

                                 FORM 8-K


                              CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934
                       Date of Report:  May 19, 1997



                              MEDIMMUNE, INC.
          (Exact name of registrant as specified in its charter)



                     Commission File Number:  0-19131




          Delaware                                    52-1555759
     (State of Incorporation)                     (I.R.S. Employer
                                                  Identification No.)



     35 West Watkins Mill Road, Gaithersburg, MD        20878
     (Address of principal executive offices)              (Zip Code)


          Registrant's telephone number, including area code (301) 417-0770


               No Exhibits are being filed with this report


CytoGam and RespiGam are registered trademarks of the Company.


                              MEDIMMUNE, INC.
                        Current Report on Form 8-K


ITEM 5.  OTHER EVENTS

MedImmune, Inc. reported the information contained in the following Letter to Shareholders dated May 16, 1997:

May 16, 1997

To Our Shareholders:

The successful launch of RespiGam (Respiratory Syncytial Virus Immune Globulin Intravenous (Human)) during 1996 further expanded MedImmune=s commercial base. As shown in the accompanying earnings press release, product sales increased 53 percent in first quarter 1997 compared to first quarter 1996. With two products on the market, a strong cash position and a fully integrated business, we approached the year of 1997 with great enthusiasm.

While our Sales and Marketing team has focused on bringing RespiGam to market and increasing sales of CytoGam (Cytomegalovirus Immune Globulin Intravenous (Human)), the Research and Development group has made important progress building our pipeline for the future. We currently have six product candidates in clinical trials and several discovery programs ongoing. In this letter, we would like to focus on some of the exciting developments in the clinical and discovery areas at MedImmune.

Product           Indication                Status(1)
-------------------------------------------------------------------
Infectious Disease Products
---------------------------
RespiGam(2)       Prevention of serious RSV disease in   Marketed
RSV-IGIV          infants with prematurity or lung       Phase 3 (Baxter
                  disease                                sponsored)

MEDI-493 RSV      Prevention of RSV disease in infants   Phase 3
Monoclonal        Treatment of RSV disease               Phase 2
Antibody

MEDI-491 B19      Prevention of B19 parvovirus           Phase 1
Parvovirus        infection
Vaccine
HPV Vaccine       Prevention of genital warts            Phase 1
                  Prevention of cervical cancer          Pre-clinical
                                                         development

Second            Prevention of Lyme disease             Pre-clinical
Generation                                             development
Disease Vaccine

E. coli Vaccine   Prevention of urinary tract            Pre-clinical
                  infections                             development

H. influenzae     Prevention of otitis media (middle     Research
Vaccine           ear
                  infections)

S. aureus         Prevention of staphylococcus           Research
Vaccine/          infections
Immunotherapy

S. pneumoniae     Prevention and treatment of            Research
Vaccine           streptococcus pneumoniae infection

RSV Vaccine(3)    Prevention of RSV disease              Phase 2 (AHP
                                                         sponsored)

Transplantation Products
------------------------
CytoGam           Attenuation of primary CMV disease in  Marketed
                  kidney transplant patients
                  Prevention of CMV disease in all       PLA amendment
                  solid organ transplant patients        submitted

MEDI-500 (T10B9)  Prevention of GvHD in bone marrow      Phase 3 (NHLBI
Monoclonal        transplant patients                    sponsored)
Antibody          Treatment of acute kidney              Phase 1/2
                   rejection

BTI-322          Prevention of kidney rejection         Phase 1/2
Monoclonal       Treatment of GvHD in bone marrow       Phase 2
Antibody         transplant patients
                 Treatment of acute kidney rejection    Phase 1

MEDI-507          Prevention of kidney rejection         Phase 1
Monoclonal        Treatment of autoimmune diseases       Pre-clinical
Antibody                                                 development

(1) "Phase 1" and "Phase 2" clinical trials generally involve administration of a product to a limited number of patients to evaluate safety, dosage and, to some extent, efficacy. "Phase 3" clinical trials generally examine the efficacy and safety of a product in an expanded patient population at multiple clinical sites.

(2) AHP co-promotes RespiGam in the United States. Baxter holds a license to commercialize RespiGam outside North America, and the Company would receive a royalty on any sales by Baxter.

(3) This product is being developed by AHP. The Company is entitled to a royalty on any sales, if and when licensed for marketing by the FDA.

Clinical Progress
MEDI-493 is MedImmune=s second generation product for the prevention of respiratory syncytial disease (RSV) in high-risk infants. RSV is the leading cause of pneumonia and bronchiolitis in infants and small children and results in approximately 90,000 hospitalizations and 4,500 deaths each year. Currently, MEDI-493 is being evaluated in a Phase 3 clinical trial, known as AIMpact-RSV@. The trial includes 1,502 infants and is being conducted at 139 medical centers in the United States, Canada and the United Kingdom. It is being concluded this month and we expect to announce results in the third quarter.

MEDI-493, if successfully commercialized, would build on MedImmune=s RSV sales and marketing presence already established with RespiGam7. MEDI-493 is administered by an intramuscular injection rather than the two to four hour intravenous infusion required with RespiGam. Consequently, MEDI-493 has the potential to enhance patient care, reduce costs associated with drug administration and improve convenience for parents, physicians and nurses. Taken together, the Company believes these benefits may provide the potential to reach a broader population of children with MEDI-493 than with RespiGam.

During the first quarter, the Company presented results from Phase 1 and Phase 1/2 clinical trials, in both adults and children which were conducted to evaluate the safety and pharmacokinetics of MEDI-493 for the prevention of serious RSV disease. The table below summarizes the data analyzed to date as well as clinical trials which are currently in progress. We are continuing to analyze data from ongoing and recently concluded clinical trials and will report on those results as they become available.


MEDI-493 Clinical Development
PROTOCOL DESIGN      PHASE  PATIENTS      STATUS     RESULTS
-------------------------------------------------------------------------
--
MAb-     Open-Label  1      4 Healthy     Complete   Well tolerated at
9401a                       Adult                    all doses tested
(IV)                        Volunteers               ranging from 1 to 15
                                                     mg/kg with no drug
                                                     related serious
                                                     adverse events;

MAb-     Open-       1      12 Healthy    Complete   No significant
9401b    Label,             Adult                    differences in the
(IV)     Dose               Volunteers               safety profile were
         Escalation                                  observed

MAb-     Open-       1      12 Healthy    Complete   between different
9401c    Label,             Adult                    formulations (liquid
(IV)     Dose               Volunteers               or lyophilized) or
         Escalation                                  routes of

CP007    Open-Label  1      4 Healthy     Complete   administration (IV
(IM)                        Adult                    or IM); Half-life
                            Volunteers               data supports
                                                     monthly dosing;

CP017    Open-       1      6 Healthy     Complete   supports 15 mg/kg
(IV)     Label,             Adult                    dose
         Lyophilized        Volunteers
         Product

CP005    Double-     1/2    62 High-risk  Complete   Generally safe and
(IV)     Blind,             Infants                  well tolerated; Half-
         Placebo-                                    life data supports
         Controlled,                                 monthly dosing;
         Dose                                        incidence of all
         Escalation;                                 respiratory
         Prevention                                  hospitalizations
                                                     (3/20 - placebo;
                                                     5/10, 1/10, 3/22 in
                                                     3, 10, 15 mg/kg,
                                                     respectively); RSV-
                                                     associated
                                                     hospitalizations
                                                     (2/20 - placebo;
                                                     2/10, 0/10, 0/22 in
                                                     3, 10, 15 mg/kg,
                                                     respectively)

CP011    Open-       1/2    65 High-risk  Complete   Generally safe and
(IM)     Label,             Infants                  well tolerated; Half-
         Dose                                        life data supports
         Escalation;                                 monthly dosing; data
         Prevention                                  supports 15 mg/kg
                                                     dose; incidence of
                                                     RSV-associated
                                                     hospitalizations
                                                     (2/11, 0/6, 0/48 in
                                                     5, 10, 15 mg/kg,
                                                     respectively)

CP012    Open-       1/2    59 High-risk  Complete   Generally safe and
(IM)     Label,             Infants                  well tolerated;
         Dose                                        RSV-associated
         Escalation;                                 hospitalizations
         Prevention                                  (1/10, 0/49 in 5, 15
                                                     mg/kg, respectively)

CP018    Double-     3      1,502 High-   Closed     Trial in progress;
(IM)     Blind,             risk Infants             Completion date
         Placebo-                                    5/15/97; Results
         Controlled,                                 unblinded and
         Randomized;                                 announced 3Q97
         Prevention
IV = Intravenous; IM = Intramuscular

During and subsequent to the first quarter, two of MedImmune=s product candidates have advanced into human clinical study. In February 1997, we began clinical evaluation of the first vaccine intended to prevent human papillomavirus (HPV) infection. HPV causes cervical cancer in women which accounts for some 500,000 cases worldwide and 4,800 deaths in the U.S. annually. Development of an effective HPV vaccine is one of the most important R&D objectives at MedImmune.

This month, the Company began the first human clinical trial with MEDI-507, a humanized monoclonal antibody being evaluated for potential application in transplantation medicine and autoimmune disease. MEDI-507 binds specifically to a receptor found on T cells and natural killer (NK) cells. Despite significant improvements in the transplantation arena, life-threatening complications such as graft-vs-host disease (GvHD) and rejection remain serious medical problems. MEDI-507 could be an antibody capable of blocking the actions of cells responsible for these problems thereby improving the chances for successful transplantation. MEDI-507 may also be potentially useful in the treatment of autoimmune disorders such as psoriasis, inflammatory bowel disease and rheumatoid arthritis.

Research and Development Progress
In April 1997, MedImmune scientists and collaborators published results from important studies on our urinary tract infection (UTI) vaccine candidate in the journal Science. Results of animal studies demonstrated the effectiveness of our lead vaccine candidate in preventing infection by the disease-causing bacteria, E. coli. UTIs are a significant medical problem which affect over 7 million people annually, particularly women, and cost a total of over $1 billion each year to treat.

Due to the medical burden created by UTIs, the progress in vaccine development generated worldwide news coverage. An interview with Dr. Solomon Langermann, Director of Immunology and Molecular Genetics at MedImmune and lead author on the publication, appeared on CNN, BBC and MSNBC. Journalists from newspapers, women=s magazines, and U.S., European and Canadian news services, reported on the encouraging findings. The Company is currently conducting vaccination studies in non-human primates and hopes to move forward into clinical evaluation during 1998.

Conclusion
In addition to the programs outlined above, the Company has ongoing efforts in place to develop vaccines for other viral and bacterial diseases including Lyme disease, B19 parvovirus, Streptococcus pneumoniae, Haemophilus influenzae and Staphylococcus aureus. 1997 will be an exciting time for MedImmune as our focus turns towards the results of the Phase 3 trial for MEDI-493. As always, we thank you for your continued support and hope that you share our optimism and enthusiasm for the future.


David M. Mott                     Wayne T. Hockmeyer, Ph.D.
President and Chief Operating     Chairman and Chief Executive
Officer                           Officer

This announcement may contain, in addition to historical information, certain forward-looking statements that involve risks and uncertainties. Such statements reflect management=s current views and are based on certain assumptions. Actual results could differ materially from those currently anticipated as a result of a number of factors, including risks and uncertainties discussed in the Company=s filings with the U.S. Securities and Exchange Commission. Successful development and commercialization of any of the Company=s product candidates will require thorough clinical evaluation and will be subject to regulatory approval from authorities such as the FDA in the U.S. There can be no assurance that such approvals will be obtained.



                           SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              MEDIMMUNE, INC.
                              Registrant)


Date:  May 19, 1997           David M. Mott
                              President and Chief Operating Officer
                              (Principal financial and
                              accounting officer)